                                                                   EXHIBIT 10.17


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                  CONFIDENTIAL


                              AGREEMENT OF SUBLEASE


                                     Between


                           AMERICAN AIRLINES, INC. And


                           MIDWAY AIRLINES CORPORATION

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.     Premises ...........................................................   1
       A.    Initial Premises .............................................   1
       B.    Phase 2 Premises .............................................   1
       C.    Fixtures, Personal Property, Terminal C Systems and Services .   2
       D.    Additional Premises ..........................................   3
       E.    No Conflict ..................................................   4

2.     Term ...............................................................   4

3.     Base  Lease Incorporated ...........................................   4
       A.    Sublease Subordinate .........................................   4
       B.    Base Lease In Effect .........................................   4
       C.    Base Lease Amendment .........................................   5

4.     Use ................................................................   5

5.     Rent and Related Matters ...........................................   5
       A.    Rent .........................................................   5
       B.    Default Interest .............................................   6
       C.    Late Payment .................................................   6
       D.    Concessions ..................................................   7
       E.    Most Favored Nations Clause ..................................   7
       F.    Third Party Vendors ..........................................   7

6.     Utilities and Services; Parking ....................................   7

7.     Acceptance of Premises .............................................   8

8.     Repairs and Maintenance ............................................   8

9.     Taxes ..............................................................   9

10.    Alterations ........................................................   9

11.    Right of Entry .....................................................   9

12.    Compliance with Law ................................................   9

13.    Casualty ...........................................................   9

14.    Release and Indemnity ..............................................  10
       B.    Sublessee Indemnity ..........................................  10
       C.    American Indemnity ...........................................  11

       D.    Excluded Damages .............................................  11

15.    Insurance ..........................................................  11
       A.    Coverage .....................................................  11
       B.    Form and Certificates ........................................  12
       C.    Waiver of Subrogation ........................................  12

16.    Liens ..............................................................  12

17.    Condemnation .......................................................  12
       A.    Total Taking .................................................  12
       B.    Partial Taking ...............................................  12
       C.    Awards .......................................................  13

18.    Default and Remedies ...............................................  13
       A.    Event of Default by Sublessee ................................  13
       B.    Remedies of American .........................................  14
       C.    Acceptance of Surrender ......................................  14
       D.    Accelerated Rent .............................................  14
       E.    Other Costs ..................................................  15
       F.    Reletting Demised Premises ...................................  15
       G.    Remedial Costs ...............................................  15
       H.    Sublessee Unique .............................................  15

19.    American's Lien ....................................................  16

20.    Cumulative Rights ..................................................  16

21.    Surrender of Premises/Holding Over .................................  16

22.    Assignment and Sublease ............................................  16

23.    Accord and Satisfaction ............................................  17

24.    Force Majeure ......................................................  17

25.    Attorneys' Fees ....................................................  17

26.    GOVERNING LAW ......................................................  17

27.    Entire Agreement/Amendment .........................................  18

28.    Waiver .............................................................  18

29.    Severability .......................................................  18

30.    Approval by Landlord ...............................................  18

31.    Notices ............................................................  18

32.    Quiet Enjoyment ....................................................  19

33.    Binding Effect .....................................................  19

34.    Other Space ........................................................  19

35.    Financial and Statistical Reports ..................................  20

36.    Offset .............................................................  20

37.    Competition ........................................................  20

38.    American's Annual Report ...........................................  20

39.    Construction .......................................................  20

EXHIBIT A ................................................................. A-1

EXHIBIT B ................................................................. B-1

EXHIBIT C ................................................................. C-1

SCHEDULE I to EXHIBIT C ...................................................   1

EXHIBIT D ................................................................. D-1

EXHIBIT E ................................................................. E-1

      This Agreement of Sublease (this "Sublease"), dated as of the 18th day of January, 1995 ("Execution Date"), is entered into by and between American Airlines, Inc., a Delaware corporation ("American"), and Midway Airlines Corporation, a Delaware corporation (the "Sublessee");

                                   WITNESSETH

      WHEREAS, pursuant to that certain Raleigh-Durham Airport Facilities Lease and Use Agreement dated as of November 1, 1985 between the Raleigh-Durham Airport Authority, a municipal corporation of the State of North Carolina ("Landlord") and American (together with all amendments, the "Base Lease") American leases from Landlord certain premises (the "Base Lease Premises") at Raleigh-Durham Airport ("RDU"); and

      WHEREAS, American also leases from Landlord the improvements located on the real property described in the Base Lease, which improvements are commonly referred to as Terminal C (the "Improvements"); and

      WHEREAS, American desires to sublease to Sublessee, and Sublessee desires to sublease from American, a portion of each of the Base Lease Premises and the Improvements as more fully described herein, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Sublessee hereby agree as follows:

1.    Premises.

            A. Initial Premises. American hereby subleases to Sublessee, and Sublessee hereby subleases and takes from American space in the Base Lease Premises and the Improvements, such space and Improvements being specifically described and generally depicted on Exhibit A attached hereto (such space and Improvements being referred to collectively herein as the "Initial Premises"). The square footage set forth on Exhibit A is approximate. The actual amount of square footage in the Initial Premises shall be as stated in a survey to be prepared by a qualified surveyor, at American's sole cost and expense, within 60 days after the Execution Date. The parties agree to sign a revised Exhibit A after delivery of the survey in order to evidence the parties' agreement as to square footage of the Initial Premises. American shall deliver possession of the Initial Premises free and clear of all tenancies and occupancies to Sublessee on the Commencement Date.

            B. Phase 2 Premises. Upon written notice from Sublessee to American, but in any event not later than June 15, 1995 ("Phase 2 Premises Commencement Date"), Sublessee shall sublease and take from American, and American shall sublease to Sublessee, a total of not less than five (5) additional gates and six (6) additional ticket counter positions, both gates and ticket counter positions to be contiguous to the Initial Premises, together with (i) operations and offices space in accordance with the rules and agreements on Exhibit D attached hereto, (ii) such baggage make-up space as shall be mutually agreed by the parties based upon both parties' operational needs at the time in question, and (iii) the Fixtures (hereinafter defined) and Miscellaneous Personal Property (hereinafter defined) associated with such space, such sublease to commence on the Phase 2 Premises Commencement Date but otherwise on the terms and conditions set forth in this Sublease. Such space is herein referred to as the "Phase 2 Premises". Sublessee and American will execute an amendment to this Sublease effective as of the Phase 2 Premises Commencement Date which will amend and restate the original Exhibit A to this Sublease such that the Initial Premises and the Phase 2 Premises are described therein. If there shall have occurred and be continuing on the Phase 2 Premises Commencement Date an Event of Default by Sublessee under this Sublease, American may, at its option, refuse to sublease to Sublessee the Phase 2 Premises, until and unless the breach giving rise to such Event of Default has been timely cured in accordance with this Sublease.

            C. Fixtures, Personal Property, Terminal C Systems and Services. The passenger loading bridge connected to, and the aircraft parking apron and apron connecting taxiways contiguous to, each gate subleased by Sublessee hereunder, as well as counters, millwork and fixtures affixed to the space subleased hereunder, shall be deemed to be part of the Demised Premises (such items are herein referred to as "Fixtures"). The holdroom seats, carpet, ash and trash receptacles, furniture, personnel lockers and shelving and other miscellaneous personal property actually located on the Demised Premises on the Commencement Date that are not part of Terminal C Systems or Services (hereafter defined) (such items are herein referred to as "Miscellaneous Personal Property") are also hereby subleased by American to Sublessee during the Term. An inventory of the Miscellaneous Personal Property associated with the Initial Premises, Phase 2 Premises and Additional Premises shall be prepared prior to the Commencement Date, Phase 2 Premises Commencement Date and each Additional Premises Commencement Date (hereinafter defined), as applicable, and initialed by the parties for identification.

            During the Term, Sublessee shall have a reasonable non-exclusive right to use, in connection with Sublessee's air transportation operations, in common with other airlines or tenants or subtenants of Terminal C, each of the following systems or services associated with or located in Terminal C (herein referred to as "Terminal C Systems or Services"), all of which American hereby agrees to operate and maintain during the Term: (i) inbound and outbound baggage conveyor systems, (ii) preconditioned air system that supplies cooled air to the aircraft at each gate, (iii) fixed ground power system to provide electric power supply to the aircraft at each gate, (iv) aircraft gate control and communications system, including apron control tower and related equipment, (v) premises and passenger security and screening systems, (vi) emergency generator and uninterruptible power supply standby electric power sources, (vii) aircraft and premises closed-circuit television monitoring system, (viii) flight and baggage information display system and (ix) plumbing, electrical and HVAC systems.

            D. Additional Premises. American hereby grants to Sublessee the option ("Option") to sublease from American all or any portion of the additional space in the Base Lease Premises or the Improvements specifically described and generally depicted on Exhibit B attached hereto (the "Option Premises"), together with the Fixtures associated therewith and the Miscellaneous Personal Property located thereon as described above. The term of the Option ("Option Period") shall commence as of the Execution Date and shall expire at 5:00 p.m. Fort Worth, Texas time on August 31, 1997 ("Option Termination Date").

            Sublessee may exercise the Option by delivering to American, at any time prior to the Option Termination Date, an unconditional written notice of exercise ("Notice") in substantially the form of Exhibit C attached hereto. Sublessee shall have the right to deliver any number of Notices to American during the Term of the Option, subject to the rules and agreements that govern the type and amount of space and Improvements that are permitted or required to be the subject of a given exercise of the Option that are set forth on Exhibit D attached hereto. Among other things, each Notice shall specify (i) the portion of the Option Premises for which the Option is exercised ("Additional Premises") and (ii) the date of the commencement of the Sublease of the Additional Premises (the "Additional Premises Commencement Date"), which date (a) shall not be earlier than the later of (i) June 15, 1995 and (ii) one hundred and twenty (120) days after the date of delivery to American of the applicable Notice and (b) shall not be later than ninety (90) days following the Option Termination Date. Upon delivery of the Notice, Sublessee shall be deemed to have exercised the Option and Sublessee shall become unconditionally and irrevocably obligated to sublease from American, and American shall become unconditionally and irrevocably obligated to sublease to Sublessee, the Additional Premises, with a commencement date on the Additional Premises Commencement Date, but otherwise on the terms and conditions set forth in this Sublease. Each time Sublessee subleases Additional Premises, Sublessee and American will execute an amendment to this Sublease effective as of the Additional Premises Commencement Date which will amend and restate the original Exhibit A to this Sublease such that the Initial Premises and the Additional Premises are described therein. If there shall have occurred and be continuing on the date of the Notice or on the Additional Premises Commencement Date an Event of Default by Sublessee under this Sublease, American may, at its option, refuse to sublease to Sublessee the Additional Premises that are the subject of such Notice, until and unless the breach giving rise to such Event of Default has been timely cured in accordance with this Sublease. The Initial Premises, the Phase 2 Premises and the Additional Premises (if any) shall be referred to herein as the "Demised Premises."

            Until Sublessee exercises the Option granted herein in accordance with the terms hereof, American may utilize the portion of the Option Premises not taken by Sublessee to the extent and in the manner American deems appropriate (including without limitation by American's own utilization thereof or by American's subleasing all or part of such portion to a third party, subject to preserving Sublessee's Option rights granted herein). If Sublessee fails to exercise its Option within the time and in accordance with the terms and conditions set forth herein, for any reason whatsoever, the Option and the rights of Sublessee hereunder in respect to such Option shall automatically and immediately terminate without notice.

            E. No Conflict. As of the date hereof and as of the Commencement Date, each party represents and warrants to the other that the execution, delivery and performance of this Sublease does not violate or breach, nor conflict with, any agreement binding upon such party. American represents and warrants to Sublessee that the Option Premises are and shall remain free and clear of all tenancies and occupancies contrary to or in conflict with the Option, subject to the terms of the Base Lease and except for a sublease by American to Air South of up to two (2) gates in Terminal C.

2. Term. The term ("Term") of this Sublease shall commence on the date mutually agreed upon by the parties (but not later than March 2, 1995, assuming the requisite approval(s) of the Landlord have been obtained by that date) (the "Commencement Date") and shall expire at 11:59 p.m. on February 28, 2013 unless sooner terminated pursuant to the provisions hereof.

3.    Base Lease Incorporated.

            A. Sublease Subordinate. Except as set forth herein, the subletting under this Sublease shall be on the same terms and conditions as are contained in the Base Lease but Sublessee does not assume any of American's obligations to Landlord thereunder. Further, Sublessee acknowledges and agrees that this Sublease shall be in all respects subject and subordinate to the Base Lease and to all amendments to the Base Lease heretofore and hereafter entered into in accordance with this Sublease. Nothing contained in this Sublease shall be deemed to confer upon Sublessee any rights which are in conflict with the Base Lease, as the same may be altered or amended from time to time. Sublessee shall not do or permit to be done any act or thing which would contravene the terms or conditions of the Base Lease, and the Base Lease shall govern in the event of a conflict with this Sublease. In the event that the Base Lease is canceled or terminated for any reason, the Term of this Sublease shall automatically terminate simultaneously therewith. Sublessee hereby acknowledges that the Base Lease is subordinate to certain airport revenue bonds, as described in the Base Lease.

            B. Base Lease In Effect. American represents that as of the date hereof the Base Lease is in full force and effect. American represents that American has not received, as of the date hereof, any notice of default from the Landlord under the Base Lease. To the best of American's knowledge, the Landlord has no current right to terminate the Base Lease. Except for matters contested in good faith by American (which will be paid by American in the event American is unsuccessful in such contest), American hereby covenants that all rent has been or will be paid through the Commencement Date and thereafter pursuant to said Base Lease on a timely basis. American hereby represents that the Improvements and American's leasehold interest created by the Base Lease are unencumbered. So long as this Sublease is in effect, American agrees that it will not terminate the Base Lease as permitted pursuant to the Base Lease.

            C. Base Lease Amendment American hereby agrees that it will not initiate any amendment or modification of the Base Lease which materially impairs Sublessee's rights under this Sublease without obtaining Sublessee's prior written consent, which will not be unreasonably withheld. In the event American requests Sublessee's approval of any such amendment or modification to the Base Lease, Sublessee shall either grant such approval or provide written notice to American setting forth in reasonable detail Sublessee's reasons for withholding same within ten (10) business days of receipt of request therefor from American. In the event Sublessee fails to respond to American in writing within such ten (10) business day period (time being of the essence), the amendment or modification shall be deemed approved by Sublessee. American hereby agrees that, promptly after the execution of any amendment of the Base Lease, American shall mail a copy thereof to Sublessee. American shall not take any discretionary action under, or fail to comply with, the Base Lease if such action or failure materially impairs Sublessee's rights under this Sublease.

4. Use. During the Term, Sublessee shall use and occupy the Demised Premises for the uses allowed by the Base Lease for the Demised Premises and for no other purpose.

5.    Rent and Related Matters.

A.    Rent.

                  (i) As rental for the Demised Premises, Sublessee shall pay
            American rent at the rates set forth in Exhibit A for the actual amount of square footage contained in the Demised Premises, without set-off or deduction, due and payable in advance on the first day of each month during the Term. The rates set forth on Exhibit A shall increase by 2% (compounded annually) on January 1 of each year during the Term, commencing January 1,1996. All rent due hereunder is in addition to the Excepted Charges (as defined in Section 5.A.(ii)) and is in addition to the cost of utilities and services described in Section 6. All rent, charges or other amounts due hereunder shall be payable in lawful money of the United States of America.

                  (ii) The rent due to American pursuant to this Sublease does not include charges (herein collectively referred to as "Excepted Charges") for Sublessee's landing fees, fueling charges, fuel storage charges, employee parking charges (including employee shuttle service to and from Terminal C), taxes and Common Use Charges. For all Excepted Charges, Sublessee will either (a) pay third parties directly or (b) reimburse American if American pays or is billed for same. The term "Common Use Charges," as used herein, shall mean any fee, expense or charge that Landlord may charge or pass through to American under the Base Lease now or in the future, together with charges for the following (without duplication): (a) water and sewer service for Terminal C, as described in Section C.1. of Schedule D of the Base Lease, (b) the service fees for Operation and General Administration for Terminal C described in Section C.2. of Schedule D of the Base Lease, covering the items and services therein described, (c) private branch exchange (PBX) telephone service for Terminal C described in Section C.3. of Schedule D of the Base Lease, (d) American's cost of clearing and removing snow, ice and debris from the Terminal C aircraft parking apron and other areas as American is required to do under Section 14.1 of the Base Lease, (e) American's cost of providing cleaning, janitorial and trash compaction and pickup services for Terminal C common use areas as American is required to provide under Section 13.3 of the Base Lease, (f) electricity, gas, local and long distance telephone service (if separate billing for such telephone service is not provided by the phone company to Sublessee) and other utilities supplied to Terminal C by outside utility companies as described in Section 13.2 of the Base Lease, (g) American's cost of maintaining and operating the Terminal C Systems or Services, (h) American's cost of repairing and maintaining the common use areas in Terminal C and repairing and maintaining the walls, roof, exterior and structural elements of Terminal C and the Terminal C aircraft parking apron, excluding repairs required due to damage or destruction resulting from fire or other casualty provided for in Section 13, and (i) American's cost of providing passenger assistance and skycap functions in Terminal
            C. All Common Use Charges shall be allocated in accordance with the Common Use Formula.

                  "Common Use Formula" means a formula that prorates a Common
            Use Charge amount between American and Sublessee so that each such airline pays that proportion thereof which the number of gates it is then leasing or subleasing as lessee or sublessee bears to all gates (i.e., 26) in Terminal C. The portion of the Common Use Charges allocable to Sublessee and other items under this Sublease calculable with reference to the Common Use Formula shall be recalculated each month, if necessary, to account for the subleasing of additional gates, if any, by Sublessee.

                  (iii) In the event this Sublease commences or terminates on other than the last day of any particular month, all rentals, charges or other amounts due pursuant to this Sublease shall be prorated.

            B. Default Interest. If Sublessee shall default in its payment of any rent, charges or other amounts required to be paid pursuant to this Sublease, such unpaid amount shall bear interest from the date of default at the lesser of: (a) eighteen percent (18%) per annum or (b) the maximum interest rate permitted by law.

            C. Late Payment. Sublessee acknowledges that the late payment by Sublessee of any monthly installment of rent, charges or other amounts will cause American to incur certain costs and expenses not contemplated under this Sublease, the exact amount of which costs are difficult or impracticable to determine. Therefore, if any such amount owing is not received by American within ten (10) days following the due date thereof, Sublessee shall immediately also pay to American a late charge equal to three percent (3%) of such amount owing. To the extent that any late charge provided for hereunder is determined to constitute interest, in no event shall such late charges, plus any other interest due on sums owed to American pursuant to this Sublease, ever exceed the maximum interest rate permitted by law, and in the event such amount should exceed the maximum rate, then the amount owed to American shall automatically be reduced to equal the maximum amount permitted by law.

            D. {***}

            E. {***}

            F. Third Party Vendors. With respect to any Excepted Charges for services for which American contracts with third party vendors directly, American will endeavor to work with Sublessee and such vendors to the extent American may legally do so, in order to assist Sublessee in obtaining for Sublessee pricing and terms for such services no less favorable than those enjoyed by American. There can be no assurance that any such treatment of Sublessee will be obtained.

6. Utilities and Services: Parking. American will furnish the Demised Premises with utilities and services to the extent that they are furnished to American under the Base Lease and Sublessee agrees to pay for any Excepted Charges for such utilities and services as provided above. American will initially make available for the parking of Sublessee's employee's (or any permitted sub-subtenant's employee's) passenger vehicles five hundred (500) parking spaces in the Employee Parking Lot (as defined in the Base Lease) for Sublessee's operations and reasonable, nonexclusive use, in common with other tenants of Terminal C, of shuttle service provided by American between such parking lot and Terminal C. Additional spaces will be made available by American based upon Sublessee's and American's operational requirements. Sublessee shall pay twenty-five dollars ($25.00) per space per month for such use of the parking lot and shuttle service. Such amounts for utilities, services, parking and shuttle service shall be in addition to the rents due pursuant to this Sublease. The parking rate will increase two percent (2%) (compounded annually) on January 1 of each year during the Term, commencing January 1, 1996.

7. Acceptance of Premises. Sublessee has inspected the Demised Premises (whether Initial Premises, Phase 2 Premises or Additional Premises) and accepts them AS-IS (subject to American's agreement to modify certain gates as provided in the next sentence) and acknowledges that, except as otherwise contained herein, American has made no representations as to the condition thereof. American, at American's sole cost and expense, shall, to the extent necessary, modify each gate that is part of the Initial Premises to make such gate compatible for use with Fokker F-100 aircraft on or prior to the Commencement Date.

8. Repairs and Maintenance. The Sublessee, at its sole cost and expense, shall keep the Demised Premises, including the Fixtures and Miscellaneous Personal Property, in a clean, neat and orderly condition at all times, including cleaning, janitorial and trash compaction and pickup. Further, Sublessee shall, at its own expense, make all necessary repairs to the Demised Premises, including the Fixtures and Miscellaneous Personal Property, other than the repairs that American is responsible for as provided below, so as to maintain the Demised Premises, including the Fixtures and Miscellaneous Personal Property, in good order and condition, reasonable wear and tear excepted. Sublessee shall be responsible for replacing or refurbishing Fixtures and Miscellaneous Personal Property that is lost, stolen, destroyed or worn out, but shall obtain American's and Landlord's prior written approval prior to such replacement or refurbishment. In the event that Sublessee fails to make any required repair or replacement or refurbishment within ten (10) days after receiving written notice from American that such repair or replacement or refurbishment is needed, in cases where such repair, replacement or refurbishment is capable of being completed within ten (10) days, or in other cases in the event that Sublessee falls within ten (10) days to commence and thereafter diligently pursue completion of such repair or replacement or refurbishment, American, without being obligated to do so, may make such repairs or replacements or refurbishments and Sublessee shall thereafter promptly reimburse American for all expenses incurred on account thereof. Subject to
Section 13 hereof, American shall make all necessary structural repairs to the walls, roof, exterior, plumbing, electrical and HVAC system of the Demised Premises so as to maintain such items in good order and condition, reasonable wear and tear excepted. Other than repairs required due to damage or destruction resulting from fire or other casualty provided for in Section 13, Subtenant shall pay the cost of such maintenance and repair in accordance with the Common Use Formula as provided in Section 5.A.(ii). In the event that American fails to commence and diligently pursue completion of any such required repair within 60 days after receiving written notice from Sublessee that such repair is needed, Sublessee, without being obligated to do so, may make such repairs and American shall thereafter promptly reimburse Sublessee for all expenses incurred on account thereof.

9. Taxes. Sublessee agrees to pay, before they become delinquent, all taxes (both general and special), assessments or governmental charges of any kind whatsoever, levied or assessed against the Demised Premises in the same proportion as is provided with respect to Common Use Charges under the Common Use Formula, or against the Miscellaneous Personal Property or against any property of Sublessee located thereon or any business conducted by Sublessee thereon (the "Taxes"). Sublessee agrees to use its best reasonable efforts to cause its personal property and business operations to be assessed and taxed separately from the Demised Premises. In the event that American shall be assessed for Taxes on the Demised Premises or any or all of Sublessee's leasehold improvements, equipment, furniture, fixtures, personal property or Sublessee's business operations, Sublessee shall pay to American the amount of the Taxes within ten (10) days after delivery to Sublessee by American of a written statement and reasonably sufficient corresponding back-up documentation setting forth the amount of the Taxes payable by Sublessee. On demand by American, Sublessee shall furnish American with satisfactory evidence that the payments required to be made by Sublessee hereunder have been made.

10. Alterations. Sublessee may not make any permanent alteration, addition or improvement to the Demised Premises, without the prior written approval of American (which approval by American shall not unreasonably be withheld or delayed) and by the Landlord (if Landlord's approval is required by the Base Lease). Unless American elects otherwise, all alterations, additions or improvements to the Demised Premises shall become the property of American upon the termination or expiration of this Sublease or any extension hereof. Any alterations, additions or improvements made by Sublessee shall be removed by Sublessee at its own cost and expense, prior to the termination or expiration of the Term of this Sublease if American so elects at the time Sublessee requests approval pursuant to this Section, and Sublessee shall repair any damage to the Demised Premises caused by such removal.

11. Right of Entry. American shall have the right to enter the Demised Premises for any reasonable purpose, including to gain access to and egress from those portions of the Base Lease Premises or the Improvements not leased to Sublessee hereunder and to perform such functions as may be necessary or convenient for the repair or maintenance thereof in accordance with Section 8 above. American agrees that it will not unreasonably interfere with Sublessee's use of the Demised Premises in connection with such entry.

12. Compliance with Law. American shall deliver possession of the Demised Premises to Sublessee on the Commencement Date, the Phase 2 Commencement Date and the Additional Premises Commencement Date, as applicable, in compliance with all applicable statutes, ordinances, rules, regulations, orders and directives of any governmental authority applicable to the Demised Premises, which covenant shall survive the delivery of possession of the Demised Premises. Subject to the preceding sentence, Sublessee will comply with all applicable statutes, ordinances, rules, regulations, orders and directives of any governmental authority applicable to the Demised Premises or to Sublessee's use or occupancy thereof and perform, at Sublessee's own expense, all obligations imposed thereby.

13. Casualty. In the event that the Demised Premises or any portion thereof should be damaged or destroyed by fire or other casualty to such an extent that Sublessee's use of the Demised Premises is substantially and adversely impaired, American, at its option, may either terminate this Sublease or diligently proceed to cause the repair of the damage to the Demised Premises. If American elects to repair or rebuild, and if the Demised Premises are so damaged that Sublessee is unable to occupy the Demised Premises or a portion thereof during such repair or reconstruction, then the rental hereunder shall be appropriately abated until the Demised Premises can be occupied by Sublessee. American will notify Sublessee of American's decision as to whether to terminate this Sublease or repair the damage. Such notice from American shall specify American's estimated time period for completion of repairs, if American has chosen to repair the damage. If such estimated period for repairs is longer than nine (9) months, Sublessee may, at its option, by written notice to American not later than thirty (30) days after American's notice, terminate this Sublease. American shall in no event be required to rebuild, repair or replace any improvements, fixtures or personal property of Sublessee; provided however, in the event the Improvements, the Demised Premises or the Base Lease Premises are damaged or destroyed through the negligent or willful act or negligent or willful omission to act of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees, then Sublessee shall pay to American upon demand, the cost of repairing all such damage to Sublessee's improvements, fixtures and personal property.

14.   Release and Indemnity.

            A. Release. Sublessee hereby releases American and agrees that American shall not be liable for any loss or any damage to any property (including without limitation the property of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees) or the death or injury of any persons (including without limitation Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees) caused by theft, fire, acts of God, public enemy, injunction, riot, strike, insurrection, war, or any other action of any governmental body or authority, by other tenants of the Base Lease Premises, the Improvements, the Demised Premises or any other matter beyond the control of American, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Demised Premises, the Base Lease Premises or the Improvements, or failure to make repairs, or for any cause whatsoever, expressly excepting from each of the foregoing any loss or damage to the extent caused solely by (i) the negligent or willful act or negligent or willful omission to act of American or its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees or (ii) any breach by American of its obligations under this Sublease.

            B. Sublessee Indemnity. Sublessee hereby agrees to indemnify, defend, protect and hold harmless American and Landlord, their respective officers, directors, employees, agents, customers, concessionaires, vendors, contractors and invitees (the "Indemnified Parties") from and against any and all liabilities, claims, penalties, fines, causes of action, suits, liens, losses, losses of use, damages, costs and expenses of any kind (including without limitation reasonable legal fees and disbursements) which may be suffered by, accrued against, charged to or recoverable from the Indemnified Parties (except for excluded damages under Section 14.D. below) by reason of (i) any Event of Default by Sublessee under this Sublease; or (ii) any occurrence in, upon, or at the Demised Premises, however caused, including without limitation occurrences caused, in whole or in part, by the negligent or willful act or negligent or willful omission to act of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees; or (iii) any occupancy, use, or misuse of the Demised Premises, or the areas surrounding the Demised Premises or the service areas, parking areas, pedestrian areas, pedestrian walks or driveways in or around the Demised Premises, by Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees; or (iv) any occurrence elsewhere in the Base Lease Premises or the Improvements caused in whole or in part by the act or omission of Sublessee; or (v) any occurrence caused by the violation of any law, regulation or ordinance by Sublessee or its employees, officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees, provided that the foregoing indemnity shall not apply to any loss or damage to the extent (i) caused solely by the negligent or willful act or negligent or willful omission to act of American or its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees or (ii) covered by American's indemnity in Section 14.C.

            C. American Indemnity. American agrees to indemnify, defend, protect and hold harmless Sublessee (including the payment of Sublessee's reasonable attorneys' fees and disbursements) against and from all liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, which may be imposed or asserted against Sublessee (except for excluded damages under Section 14.D. below) by reason of (i) any breach by American of its obligations under this Sublease; or (ii) any event occurring on the Demised Premises prior to the Commencement Date of this Sublease or (iii) any failure of American to make timely payments of rent when due and owing under the Base Lease or other breach by American of the Base Lease, unless such failure or breach is a result of Sublessee's failure to pay rent or other amounts due under this Sublease or to perform Sublessee's other obligations under this Sublease.

            D. Excluded Damages. Under no circumstances shall either party be liable to the other party hereunder for consequential, indirect, special, exemplary or incidental damages.

15.   Insurance.

            A. Coverage. During the Term of this Sublease, Sublessee, at its sole cost and expense, shall maintain with insurers reasonably acceptable to American, the following coverage: (i) Comprehensive Airline Liability insurance, including but not limited to Comprehensive General Liability, Contractual Liability and Automobile Liability coverages in an amount not less than $300 Million (for each occurrence) for bodily injury and property damage combined single limit, and (ii) all risk property insurance covering loss of or damage to property of the Sublessee and the Miscellaneous Personal Property in an amount at least equal to the value of such property. Sublessee shall also maintain Worker's Compensation and Employer's Liability coverage as may be required by law.

            B. Form and Certificates. The liability policies shall: (i) name American and the Landlord as additional insureds; (ii) specifically insure the liability assumed by Sublessee under Section 14; (iii) be primary without right of contribution from any insurance carried by American or the Landlord; (iv) provide for at least thirty (30) days prior written notice to American and the Landlord prior to cancellation or material change in coverage; and (v) provide for a waiver of subrogation as set forth in Section 15.C. below. Certificates evidencing the above coverages and special endorsements shall be provided to American and the Landlord at least ten days prior to the date Sublessee takes possession of the Demised Premises.

            C. Waiver of Subrogation. Each of Sublessee and American, on behalf of itself and its insurers, hereby waives any claim or right of recovery from the other party or Landlord, their officers, directors, employees, agents, customers, concessionaires, vendors, contractors and invitees, for loss or damage to the other party or its property or the property of others under such other party's control, to the extent that such loss is required to be covered by insurance policies carried by the waiving party pursuant to this Section. Sublessee and American shall provide notice of this waiver of subrogation to their insurers. Sublessee and American each hereby mutually agree that so long as such clause or endorsement is available at commercially reasonable rates, any fire and extended coverage insurance policies carried by the parties hereto on properties which are the subject of this Sublease and the all risk property insurance to be carried by Sublessee pursuant to Section 15.A. above shall include a waiver of subrogation clause or endorsement whereby the underwriters agree to waive any rights of subrogation against the other party hereto.

16. Liens. Sublessee hereby agrees to keep the Demised Premises, and the improvements thereon, free and clear of mechanics' liens and other liens for labor, services, equipment or materials unless such liens are attributable to direct contracts with American. In the event such a lien is filed or recorded, Sublessee shall take all action required to remove the same within thirty (30) days of the filing or recordation. In the event that Sublessee fails to take such action to remove the lien, then American may do so and all costs associated therewith shall be due to American from Sublessee upon demand.

17.   Condemnation.

            A. Total Taking. If during the Term of this Sublease or any extension or renewal thereof, all or a substantial part of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Sublease shall terminate and the rent hereunder shall be abated during the unexpired portion of this Sublease, effective from the date of taking of the Demised Premises by the condemning authority.

            B. Partial Taking. If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, American, at its option, may by written notice terminate this

      Sublease or shall forthwith at its sole expense restore the Demised Premises (other than leasehold improvements made by Sublessee), situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the uses for which the Demised Premises are subleased. Thereafter, the rent payable pursuant to this Sublease during the unexpired portion of this Sublease shall be adjusted equitably.

            C. Awards. American and Sublessee shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Sublease shall not affect the rights of the respective parties to such awards.

18.   Default and Remedies.

            A. Event of Default by Sublessee. Each of the following occurrences relative to Sublessee shall constitute an "Event of Default" by Sublessee under this Sublease:

                  (i) Failure or refusal by Sublessee to make the timely payment of any rent or other sums payable under this Sublease not later than ten (10) days following the date the same shall become due and payable; or

                  (ii) Abandonment or vacating a substantial portion or all of the Demised Premises; or

                  (iii) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Sublessee or any guarantor of Sublessee; or petition or answer seeking relief under any provision of Federal or State bankruptcy or insolvency laws (herein collectively referred to as "Bankruptcy Laws"); or an assignment for the benefit of creditors or composition; or a petition or other proceeding by or against the Sublessee for the appointment of a trustee, received or liquidator of Sublessee or any of Sublessee's property under Bankruptcy Laws; or a proceeding by any governmental authority for the dissolution or liquidation of Sublessee or any guarantor of Sublessee under Bankruptcy Laws and in the case of involuntary proceedings under Bankruptcy Laws, such proceedings are not dismissed within sixty (60) days after the commencement thereof; or

                  (iv) Failure by Sublessee in the performance or compliance with any of the agreements, terms, covenants or conditions provided in this Sublease, to be performed by Sublessee, other than those referred to in (i) and (ii) above, for a period of thirty (30) days after notice from American to Sublessee specifying the items in default; or

                  (v) If (1) any breach or default occurs under any of the
            following agreements under which Sublessee may be obligated, directly or indirectly, as borrower, installment purchaser, lessee, sublessee, guarantor or otherwise: (a) any agreement or agreements involving the borrowing of money or the extension of credit which exceed $250,000 in the aggregate, (b) any leases or subleases of real or personal property pursuant to which Sublessee's monetary obligations in the nature of rent or similar obligations exceed either $20,000 per month in the aggregate or $250,000 in the aggregate for the remaining term of the affected leases and subleases (including without limitation any agreement or agreements pursuant to which Sublessee leases or subleases real or personal property from American or any of its Affiliates), (c) any other agreement or agreements with American or any of its Affiliates and (2) such breach or default consists of failure to pay any indebtedness or other obligation when due or if such breach or default permits or causes (or upon notice or lapse of time or both would permit or cause) the acceleration of any indebtedness or other obligation, or the termination of any lease, agreement or commitment to lend and (3) such breach or default is not cured within the applicable cure period. As used herein, the term "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any group or political subdivision thereof; and the term "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person (and the term "control" within the foregoing definition of Affiliate means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise).

            B. Remedies of American. This Sublease and Term and estate hereby made are subject to the limitation that if and whenever any Event of Default by Sublessee under this Sublease shall occur, American may, at American's option and without order of any court or further written notice to Sublessee, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following:

                  (i) Terminate this Sublease in which event Sublessee shall immediately surrender possession of the Demised Premises to American;

                  (ii) Enter upon or take possession of the Demised Premises, securing it against unauthorized entry and expel or remove Sublessee and any other occupant therefrom with or without having terminated the Sublease; and

                  (iii) Alter locks and other security devices at the Demised
            Premises.

            C. Acceptance of Surrender. Exercise by American of any one or more remedies shall not constitute an acceptance of surrender of the Demised Premises by Sublessee, whether by agreement or by operation of law, it being understood that such acceptance of surrender can be effected only by the written agreement of American and Sublessee.

            D. Accelerated Rent. If American repossesses the Demised Premises without terminating the Sublease, then Sublessee shall pay to American all rent and other indebtedness accrued to the date of such repossession, which is hereby accelerated at such time, plus rent and other sums required to be paid by Sublessee during the remainder of the Term, diminished by any net sums thereafter received by American through reletting the Demised Premises during said period (after deducting expenses incurred by American as provided below). Re-entry by American will not affect the obligations of Sublessee for the unexpired Term. Sublessee shall not be entitled to any excess of any rent obtained by reletting over the rent herein reserved. Actions to collect amounts due by Sublessee may be brought on one or more occasions, without the necessity of American's waiting until expiration of the Term.

            E. Other Costs. Upon the occurrence of an Event of Default by Sublessee, Sublessee shall also pay to American: the cost of removing from the Demised Premises and storing Sublessee's or any other occupant's property; the cost of repairing, altering, remodeling or otherwise putting the Demised Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by American in enforcing American's remedies, including reasonable attorney's fees and court costs.

            F. Reletting Demised Premises. Upon termination of this Sublease or repossession of the Demised Premises for an Event of Default by Sublessee, American shall not be obligated to relet or attempt to relet the Demised Premises, or any portion thereof, or to collect rental after reletting, but American shall have the option to relet or attempt to relet. In the event of reletting, American may relet the whole or any portion of the Demised Premises for any period, to any tenant and for any use or purpose.

            G. Remedial Costs. If Sublessee should fail to make any payment, perform any obligation, or cure any default hereunder, American, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Sublessee (and enter the Demised Premises for such purpose), and Sublessee shall pay upon demand all costs, expenses and disbursements (including reasonable attorney's fees) incurred by American in taking such remedial action.

            H. Sublessee Unique. American and Sublessee hereby acknowledge and agree (i) that the passenger airline business and other services to be provided by the Sublessee on the Demised Premises are of an unique nature,
      (ii) that the Sublessee has special experience, equipment, and personnel which make it especially suited to the operation of such a business and the providing of such services to the Raleigh-Durham-Chapel Hill, North Carolina market area, and (iii) that American's decision to grant this Sublease was based materially on Sublessee's possession of such unique experience, equipment and personnel. In addition, the Sublessee acknowledges and agrees that the nature of its business, and the risks to the general public inherent therewith, require constant monitoring, maintenance and precise operation of the Demised Premises, and that American is liable and responsible to the Landlord for the operation and maintenance of the Demised Premises under the terms of the Base Lease. Accordingly, upon the filing of a bankruptcy case by or against the Sublessee, the Sublessee hereby agrees to permit American access to and possession of the

      Demised Premises for such purposes as American deems in its and the public's interest, notwithstanding the provisions of any automatic stay under any applicable Bankruptcy Laws.

19. American's Lien. In addition to any statutory lien for rent, damages, and costs of any sale as provided in this Sublease in American's favor, American shall have and Sublessee hereby grants to American a continuing security interest for all rentals and other sums of money becoming due hereunder from Sublessee, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Sublessee, and the proceeds and products thereof situated on the Demised Premises, and, after the occurrence of an Event of Default by Sublessee under this Sublease, such property shall not be removed therefrom without the consent of American until all arrearage in rent as well as any and all other sums of money then due to American hereunder all first have been paid and discharged. Upon the occurrence of an Event of a Default by Sublessee under this Sublease, American shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation, the right to sell the property described in this Section at public or private sale upon five (5) days notice to Sublessee. Sublessee hereby agrees to execute such financing statements and other instruments necessary or desirable in American's discretion to perfect the security interest hereby created. Any statutory lien for rent, damages and costs is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

20. Cumulative Rights. American's rights and remedies hereunder shall be cumulative and shall not be exclusive of one another, and American shall have the right to pursue any one or more of them. American's acceptance of any rent or other payments due hereunder or American's failure to take any action on account of a default if such default persists or is repeated, shall not be deemed a waiver of any default. American's consent to any act by Sublessee requiring American's consent or approval shall not be deemed to waive or render unnecessary American's consent or approval to any subsequent or similar acts by Sublessee.

21. Surrender of Premises/Holding Over. At the expiration or earlier termination of this Sublease, Sublessee shall surrender the Demised Premises and the Miscellaneous Personal Property to American in good condition, broom clean, reasonable wear and tear, damage by fire or other casualty excepted. Should Sublessee remain in possession of the Demised Premises, or any portion thereof, after the termination of this Sublease (whether by expiration of the Term of this Sublease or otherwise), without execution of a new Sublease, Sublessee shall become a tenant from month to month and shall be liable to pay monthly rental at one and one-half times the applicable rate provided hereunder, as long as Sublessee remains in the Demised Premises. Such tenancy shall be subject to all terms and conditions of this Sublease.

22. Assignment and Sublease. Sublessee shall not assign or transfer this Sublease or any right hereunder or sublet the Demised Premises during the Term of this Sublease, without the prior written consent of American and Landlord. American agrees that its consent to a subletting to a commuter carrier that codeshares with Sublessee shall not be unreasonably withheld or delayed; provided, in all cases Landlord's consent must be obtained on conditions reasonably acceptable to American; and provided further that Sublessee agrees that it would be reasonable for American to withhold its consent in American's sole discretion to any such subletting by Sublessee to such a commuter carrier that is a Disqualified Investor (as defined below) (except for such commuter carrier's status as an airline). Both parties acknowledge that Landlord is under no obligation to grant its consent to any requested assignment, transfer or subletting. For the purposes of this Sublease, the term "transfer" shall include, without limitation, any of the following: (i) Sublessee's merger with or into another Person (except any merger in which each of the following conditions is satisfied: (A) the shareholders of Midway Airlines Corporation, as of immediately prior to such merger, receive or retain 80% or more of the equity securities of the merged entity as of immediately after such merger and (B) such merger does not cause or result in any other event or condition specified in this Sublease which would give American the right to terminate this Sublease); or (ii) Sublessee's sale or other transfer of all or substantially all of its assets to any other Person. Consent to one subletting shall not be deemed to be consent to any subsequent subletting. In the event of subletting as provided above, Sublessee shall remain bound and responsible for performance of all of the terms, covenants, agreements, conditions and provisions of this Sublease, including the payment of rents, fees and charges, to the same extent as if there had been no subletting.

23. Accord and Satisfaction. No payment or receipt by American of a lesser amount than the rent or other charges herein stipulated shall be deemed to be other than on account of the rent or such charges. Further, no endorsement or statement on any check or any letter accompanying any check shall be deemed to be an accord and satisfaction. American may accept such check or payment without prejudice to American's right to recover the balance of such rent or other charges or pursue any other remedy provided in this Sublease.

24. Force Majeure. Neither party shall be deemed to be in breach of this Sublease by reason of a failure to perform any of its obligations hereunder to the extent that such failure is caused by a labor strike, unavailability of materials or utilities, riots, rebellion, insurrection, invasion, war, action or interference or governmental authorities, acts of God, or any other cause whether similar or dissimilar to the foregoing which is reasonably beyond the control of the parties; provided, however, this clause shall not apply to Sublessee's obligation to pay rent or other sums due hereunder, such obligation being absolute and unconditional.

25. Attorneys' Fees. In the event that either party hereto defaults in the performance of any of the terms or conditions contained in this Sublease and either party places the enforcement of all or part of this Sublease in the hands of an attorney for enforcement, including the filing of a suit upon the same, the prevailing party agrees to pay all of the other party's actual attorneys' fees and costs.

26. GOVERNING LAW. THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

27. Entire Agreement/Amendment. The Sublease constitutes the complete agreement of American and Sublessee with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties and understandings concerning the same between American and Sublessee, whether written or oral. The provisions of the Sublease may be modified, amended or waived only by a written instrument, executed by American and Sublessee.

28. Waiver. A waiver by either party to this Sublease of any breach of the covenants, conditions or agreements contained herein shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or agreements.

29. Severability. If any provision or term of this Sublease shall be determined to be illegal, invalid or unenforceable, the remainder of this Sublease shall not be affected and shall remain valid and enforceable to the fullest extent permitted by law.

30. Approval by Landlord. The effectiveness of this Sublease is conditioned upon prior written consent to this Sublease being obtained from the Landlord in a form satisfactory to American and Sublessee. In the event the Landlord does not give such consent, either of the undersigned parties may, at its option, rescind this Sublease and this Sublease shall thereafter be of no force or effect.

31. Notices. All notices, reports, invoices and other communications required or permitted hereunder to be given to or made upon any party hereto in writing, shall be addressed as provided below and shall be considered as properly dispatched (i) if delivered in person; (ii) if sent by an express courier delivery service which provides signed acknowledgments of receipt; (iii) if deposited in the U.S. mail, certified or registered first class mail, postage prepaid, return receipt requested or (iv) if transmitted by facsimile (upon receipt by sender thereof of evidence that a complete transmission of such copy was made to the recipient thereof) and, if sent by facsimile, confirmed by (a) telephone contemporaneously to the person entitled to receive such notice or to such person's secretary, or (b) dispatching a hard copy of such notice by the methods set forth in (i), (ii) or (iii) above. All notices shall be effective upon receipt. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice to any other location by giving at least thirty
(30) days prior written notice to the other party in the manner set forth above.

When to American:             AMERICAN AIRLINES, INC.
                              Attn: Vice President-Corporate Real Estate
                              P.O. Box 619616, MD 4213
                              DFW Airport, TX 75261-9616

Overnight Delivery Address:   4255 Amon Carter Blvd.,
                              MD 4213
                              Fort Worth, TX 76155
                              Facsimile Number - (817) 967-3111

With a copy to:               American Airlines, Inc.
                              Attn: Vice President-Corporate and Fleet Planning
                              P.O. Box 619616, MD 5566
                              DFW Airport, TX 75261-9616
                              Overnight Delivery Address:
                              4333 Amon Carter Blvd., MD 5566
                              Fort Worth, TX 76155
                              Facsimile Number - (817) 967-2199

When to Sublessee:            MIDWAY AIRLINES CORPORATION
                              Attn: President
                              5713 S. Central Avenue
                              Chicago, IL 60638
                              Facsimile Number - (312) 838-2069

With Copy to:                 Rosenberg & Liebentritt, P.C.
                              Attn: Jonathan S. Waller
                              2 North Riverside Plaza, Suite 1600
                              Chicago, IL 60606
                              Facsimile Number - (312) 454-0335

32. Quiet Enjoyment. Upon Sublessee's payment of all sums due hereunder and provided that Sublessee is not otherwise in default hereunder, Sublessee shall peaceably and quietly hold, occupy and enjoy the Demised Premises for the Term of this Sublease without hindrance, ejection or interruption by American, or persons lawfully claiming through American.

33. Binding Effect. Subject to prohibitions against assignment, transfer and subletting, this Sublease shall be binding upon the parties, their personal representatives, successors and assigns.

34. Other Space. If Sublessee has not yet exercised its Option on all of the Option Premises and it wishes to lease space in excess of the Demised Premises at RDU, it will, prior to attempting to lease space at RDU from another person or entity (including without limitation, Landlord), give at least thirty (30) days prior written notice to American of the type and quantity of space desired (the "Sublessee Excess Space Notice"). American will have the right, but not the obligation, to sublease such space to Sublessee, subject to American's obtaining the prior written consent of the Landlord on conditions reasonably acceptable to American. American shall respond to Sublessee within thirty (30) days of the date it received the Sublessee Excess Space Notice as to whether it has elected to provide such space. If American responds that it is willing to provide such space, it shall proceed to request consent from Landlord after the lease terms are agreed between the parties. If Landlord fails to give its consent, American shall not be obligated to sublease to Sublessee the requested space, such space, or if American fails to respond within such 30-day period, Sublessee may seek to obtain space at RDU from any other source.

35. Financial and Statistical Reports. Sublessee will deliver to American the reports described on Exhibit E.

36. Offset If at any time there shall be amounts past due and owing from Sublessee to American under this Sublease, American may offset any sums American may owe under any agreement between American or its affiliates and Sublessee against such amounts due and owing from Sublessee under this Sublease.

37. Competition. Nothing contained herein shall be deemed to restrict either American's or Sublessee's right to fly any route such party chooses to fly out of RDU or from any other airport.

38. American's Annual Report. On or before April 1 of each calendar year during the Term and within 60 days following the date on which the Term expires, American shall provide Sublessee with a report showing the amount spent by American pursuant to Section 5.A.(ii)(b) of this Sublease or received by American pursuant to Article 15 of the Base Lease, in each case shown on a monthly basis during the most recently concluded calendar year, or portion thereof (along with such supporting documents as Sublessee shall reasonably request from time to time hereunder) and also showing American's calculations on a monthly basis, of the amounts payable by or owing to Sublessee pursuant to
Section 5.A.(ii)(b) and Section 5.D. of this Sublease. If such report shows that an adjustment to any amount paid by or to Sublessee is required pursuant to the terms of this Sublease, then the party shown to be owing amounts (as a reimbursement or otherwise) to the other party shall promptly make such payment to the other within thirty (30) days following Sublessee's receipt of written notice of such adjustment. American shall give Sublessee and its agents access during normal business hours to documents and/or personnel as may be reasonably necessary for Sublessee to review the report submitted by American to Sublessee pursuant to this Section 38. The terms of this Section 38 shall survive the termination of this Sublease for a period of one (1) year.

39. Construction. For convenience, the parties hereto have used the term "sublease" to cover those portions of both the Base Lease Premises and the Improvements to be covered hereby, and such term shall include the lease of the applicable Improvements as well as the sublease of the applicable Base Lease Premises to Sublessee on the terms and conditions set forth herein.

      WITNESS the signatures of the parties as of the date first written above.


                                       AMERICAN AIRLINES, INC.

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                       Its: VP CORPORATE/FLEET PLANNING


ATTEST:

/s/ Charles D. Marlett
--------------------------------
          Secretary


(Corporate Seal)


STATE OF TEXAS

COUNTY OF TARRANT

      I, a Notary Public of the County and State aforesaid, do hereby certify that Charles D. Marlett personally came before me this day and acknowledged that he is Corporate Secretary of American Airlines, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal and attested by himself as its Corporate Secretary.

      Witness my hand and official stamp or seal, this the 19th day of January, 1995.



                                       /s/ Debra J. Douglas
                                       ------------------------------------
                                               Notary Public

      My Commission Expires: 11/08/96

               (Seal)

                                       MIDWAY AIRLINES CORPORATION

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------
                                       Its: President

ATTEST:


/s/ J S Waller
-----------------------------
        Secretary



(Corporate Seal)


STATE OF ILLINOIS
COUNTY OF COOK

      I, a Notary Public of the County and State aforesaid, do hereby certify that Jonathan S. Waller personally came before me this day and acknowledged that he is Corporate Secretary of Midway Airlines Corporation, a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by himself as its Corporate Secretary.

      Witness my hand and official stamp or seal, this the 20th day of January, 1995.


                                       /s/ Tina M. Gerlach
                                       -----------------------------------
                                                Notary Public

      My Commission Expires: ___________________

           (Seal)

                        "OFFICIAL SEAL"
                        TINA M. GERLACH
                 NOTARY PUBLIC, STATE OF ILLINOIS
               My Commission Expires Feb. 4, 1997

                                ORIGINAL COPIES

                                    EXHIBIT A
                           INITIAL PREMISES AND RENTAL

      11,686 sq. ft. Holdrooms and Related (7 Gates, numbered 1, 2, 3, 4, 7, 9 and 11) in the cross-hatched areas generally depicted within the Terminal C Upper Level on page A-2 attached. American and Sublessee acknowledge that the holding and access areas for Sublessee's gates within the Demised Premises and the holding and access areas for adjacent gates operated by American are generally open to passenger traffic, and the parties agree not to preclude or impede access between such areas.

      1,148 sq. ft. Ticket Counter (10 positions) in the cross-hatched area generally depicted within the Terminal C Upper Level on page A-2 attached.

      13,190 sq. ft. Operations/Offices in the cross-hatched areas generally depicted within the Terminal C Upper Level and Terminal C Lower Level on pages A-2 and A-3 attached.

      5,400 sq. ft. Baggage Makeup in the cross-hatched areas generally depicted within the Terminal C Lower Level on page A-3.


                                          1995 Annual
                                          Rental Rate Per
                                          Square Foot(1)
                                          --------------

             Ticket Counter                   {***}
             Holdrooms & Related              {***}
             Operations/Offices               {***}
             Baggage Makeup                   {***}


----------
      (1) Rental rates will increase 2% (compounded annually) on January 1 of each year during Term, commencing January 1, 1996.

                                   EXHIBIT A

                            Map of American Airlines
                           at Raleigh-Durham Airport

                                   Terminal C

                                  Upper Level

                                   EXHIBIT A

                            Map of American Airlines
                           at Raleigh-Durham Airport

                                   Terminal C

                                  Lower Level

                                    EXHIBIT B
                                 OPTION PREMISES


                         See pages B-2 and B-3 attached

                                   EXHIBIT B

                            Map of American Airlines
                           at Raleigh-Durham Airport

                                   Terminal C

                                  Upper Level

                                   EXHIBIT B

                            Map of American Airlines
                           at Raleigh-Durham Airport

                                   Terminal C

                                  Lower Level

                             SCHEDULE 1 to EXHIBIT C
                          NOTICE OF EXERCISE OF OPTION

Space Added

      _____ sq. ft. Ticket Counter (__ positions)

      _____ sq. ft. Holdrooms & Related (__ gates)

      _____ sq. ft. Operations/Offices

      _____ sq. ft. Baggage Makeup


Description and Location of Space Added:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                    EXHIBIT D
               RULES GOVERNING AMOUNT AND TYPE OF OPTION PREMISES

      The intent of the parties with respect to the rules stated herein is to maintain the value and useability for airline operations of every type of space in Terminal C. Sublessee shall exercise the Option in each case in a manner that maintains proportion among the various categories of space in Terminal C in accordance with the table set forth below.

Total              Total             Total Gates              Total Sq. Ft.
Bag                Ticket            (Includes                Operations/
Make-up            Counter           Associated               Offices
Piers              Positions         Holdroom)                Space (Range)
-----              ---------         ---------                -------------

  3                 12                     8                10,000 to 20,000
  3                 __                     9                10,000 to 20,000
  3                 14                    10                10,000 to 20,000
  3                 __                    11                10,000 to 20,000
 __                 16                    12                10,000 to 20,000
  4                 __                    13                15,000 to 24,000
  4                 18                    14                15,000 to 24,000
 __                 20                    15                15,000 to 26,000
  5                 22                    16                15,000 to 26,000
  5                 __                    17                17,000 to 28,000
  5                 24                    18                20,000 to 30,000
  5                 24                    19                22,000 to 32,000

      Ticket counter positions may be taken by Sublessee under the Option only two at a time. The entire holdroom associated with each gate taken by Sublessee under the Option must be taken with that gate. Ticket counter positions that are taken by Sublessee under the Option must be contiguous to existing ticket counter positions subleased by Sublessee. Gates and holdrooms that are taken by Sublessee under the Option must be contiguous to existing gates and holdrooms subleased by Sublessee.

      The office space behind each ticket counter position may be taken by Sublessee under the Option in such amounts as shall be mutually agreed in writing by American and Sublessee, based upon American's, Sublessee's and other Terminal C tenants' operational needs, or in the absence of such mutual agreement, in an amount that is proportional to the number of each occupant's ticket counter positions. The requirement stated above that a category of space must be contiguous need not be followed if American's space, other tenants' space or public use areas make it impossible for Sublessee to take space that is contiguous.

                                    EXHIBIT E
                             SUPPLEMENTAL PROVISIONS

      During the term of this Sublease, Sublessee shall furnish to American (to 4333 Amon Carter Boulevard, MD 5566, Fort Worth, Texas 76155, Attention: Vice President - Corporate and Fleet Planning) the following:

      As soon as available and in any event within one hundred eighty (180) days after the close of each fiscal year of Sublessee, copies of the financial statements of Sublessee for the fiscal year then ended including, without limitation, a balance sheet of Sublessee as of the close of such fiscal year and statements of income, shareholders equity and cash flows for such fiscal year.

      As soon as available, and in any event within fifty (50) days after the end of each fiscal quarter of Sublessee, copies of the financial statements of Sublessee for the fiscal quarter then ended including, without limitation, a balance sheet of Sublessee as of the end of such quarter and statements of income, shareholders equity and cash flows for such quarter and for the portion of the fiscal year ending with such quarter, all in reasonable detail, and certified by the chief financial officer of Sublessee as being true and correct and as having been prepared in accordance with generally accepted accounting principles ("GAAP") and as fairly presenting the assets, liabilities, financial condition and results of operations of Sublessee.

      Each such financial statement shall be accompanied by a certificate signed by the chief financial officer of Sublessee certifying as to whether Sublessee is in default under this Sublease, any other agreement with American or its Affiliates, or any material agreement to which Sublessee is a party or by which it or any of its properties are bound. Further, each of the annual financial statements shall be accompanied by a certificate from Arthur Anderson & Co., Sublessee's independent certified public accountants, or such other "Big Six" independent certified public accounting firm chosen by Sublessee, stating that
(x) such financial statements have been prepared in accordance with GAAP and fairly present the financial position, results of operations and cash flows of Sublessee, (y) the examinations of Sublessee's accounts in connection with such financial statements have been made in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and
(z) nothing has come to the attention of such accountants in the course of their audit that caused them to believe there exists any set of circumstances which would constitute a default by Sublessee under this Sublease, any other agreement with American or its Affiliates, or any material agreement to which Sublessee is a party or by which it or any of its properties are bound, (and, with respect to this Subparagraph (z), such certificate may also state that such accountants have not expanded the scope of the procedures performed in the course of their audit in order to deliver such certificate).

      If at any time any monies owed by Sublessee under this Sublease are past due and owing, then upon the request of American, Sublessee shall also furnish to American, as soon as available on a continuing basis, and in any event within twenty (20) days after the end of each calendar month, copies of the summary financial statements of Sublessee as of the end of the month most recently completed which are produced for the use of management of Sublessee, including, without limitation, a balance sheet of Sublessee as of the end of such month and statements of income, shareholders equity and cash flows for such month and for the portion of the fiscal year ending with such month, all in reasonable detail, and certified by the chief financial officer of Sublessee as being true and correct and as having been prepared in accordance with GAAP and as fairly presenting the assets, liabilities, financial condition and results of operations of Sublessee.

      Sublessee shall be required to give American immediate notice of any default, event of default, right of termination, suspension, acceleration, breach or other similar event (or any event or set of circumstances which with notice or the lapse of time or both, would constitute any of the foregoing) under this Sublease or with respect to any material indebtedness of Sublessee. Sublessee's chief financial officer shall be required to provide a certificate with each set of annual and quarterly financial statements and, if provided, monthly financial statements, that (i) Sublessee has not received any notice of a default, event of default, right of termination, suspension, acceleration, breach or similar event (or any event or set of circumstances which with notice or the lapse of time or both, would constitute any of the foregoing) regarding this Sublease, any other agreement with American of its Affiliates, or any agreement or instrument involving any material indebtedness of Sublessee, and
(ii) there exists no set of circumstances which would constitute or give rise to any event or set of circumstances specified in clause (i) above.

                                    EXHIBIT C

                          NOTICE OF EXERCISE OF OPTION
                               _________ __, 199_

American Airlines, Inc.
4255 Amon Carter Blvd.
MD 4213
Fort Worth, TX 76155
Attn: Vice President - Corporate Real Estate

      Re: Agreement of Sublease (the "Sublease"), dated as of January 18, 1995, between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Midway")

Dear Sir or Madam:

      Pursuant to Section 1.B. of the Sublease, Midway hereby exercises its option to sublease the portion of the Option Premises described in Schedule 1 attached hereto and incorporated herein by this reference ("Additional Premises"). The term of the sublease of the Additional Premises shall commence effective as of ____________ [at least 120 days after date of this letter]. Midway represents and warrants to American that (a) no Event of Default by Midway under the Sublease has occurred and is continuing as of the date hereof and (b) the Additional Premises type and location are in compliance with Exhibit D of the Sublease. Midway hereby agrees to enter into an amendment which shall modify Exhibit A of the Sublease to reflect, on an amended and restated basis, the revised description of the premises subleased by Midway pursuant to the Sublease.

      All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Sublease.

                                       Sincerely,

                                       MIDWAY AIRLINES CORPORATION

                                       By:____________________________

                                       Name:__________________________

                                       Its:___________________________

cc: American Airlines, Inc.
    4333 Amon Carter Blvd.
    MD 5566
    Fort Worth, TX 76155
    Attn: Vice President - Corporate and Fleet Planning

                    FIRST AMENDMENT OF AGREEMENT OF SUBLEASE

      This First Amendment of Agreement of Sublease (this "Amendment"), dated as of the date set forth below, is entered into by and between American Airlines, Inc., a Delaware corporation ("American"), and Midway Airlines Corporation, a Delaware corporation (the "Sublessee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sublease referred to below.

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Raleigh-Durham Airport Facilities Lease and Use Agreement dated as of November 1, 1985 between the Raleigh-Durham Airport Authority, a municipal corporation of the State of North Carolina ("Landlord") and American (together with all amendments, the "Base Lease") American leases from Landlord certain premises (the "Base Lease Premises") at Raleigh-Durham Airport ("RDU"); and

      WHEREAS, American also leases from Landlord the improvements located on the real property described in the Base Lease, which improvements are commonly referred to as Terminal C (the "Improvements"); and

      WHEREAS, American has subleased to Sublessee a portion of each of the Base Lease Premises and the Improvements pursuant to that certain Agreement of Sublease dated January 18, 1995 (the "Sublease"); and

      WHEREAS, Section lA of the Sublease provides that the Initial Premises will be surveyed to determine that the exact square footage thereof and that the parties will sign a revised Exhibit A to the Sublease in order to evidence the parties' agreement as to such square footage; and

      WHEREAS, a survey has been prepared that correctly depicts and measures the square footage of the combined Initial Premises and Phase 2 Premises (the "Survey") and has been attached to this Amendment as pages A-2, A-3 and A-4 of Exhibit A attached hereto; and

      WHEREAS, Section 1B of the Sublease provides that upon written notice from Sublessee to American, Sublessee shall sublease and take from American, and American shall sublease to Sublessee, certain additional space in the Base Lease Premises and the Fixtures and Miscellaneous Personal Property associated with such space, such sublease to be on the terms and conditions set forth in the Sublease; and

      WHEREAS, Sublessee has given such notice; and

      WHEREAS, such additional space consists of five (5) additional gates, six
(6) additional ticket counter positions and one (1) additional bag makeup pier as depicted as part of the combined Initial Premises and Phase 2 Premises on Exhibit A attached hereto and is herein and in the Sublease referred to as the "Phase 2 Premises"; and

      WHEREAS, Section lB of the Sublease further provides that Sublessee and American will execute an amendment to the Sublease effective as of the Phase 2 Premises Commencement Date which will amend and restate the original Exhibit A to the Sublease such that the Initial Premises and the Phase 2 Premises are described therein; and

      WHEREAS, Exhibit A attached hereto so describes the combined Initial Premises and Phase 2 Premises.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Sublessee hereby agree as follows:

1. Amendment. Exhibit A to the Sublease is hereby amended, restated and replaced in its entirety by Exhibit A attached to this Amendment. Effective June 15, 1995 (the "Phase 2 Premises Commencement Date"), American hereby subleases to Sublessee and Sublessee hereby subleases from American the Phase 2 Premises and the Fixtures and Miscellaneous Personal Property associated with the Phase 2 Premises on the terms and conditions set forth in the Sublease. American and Sublessee acknowledge and agree that the provisions of Section 1A of the Sublease have been satisfied and that Exhibit A attached hereto correctly reflects the combined square footage of the Initial Premises and the Phase 2 Premises.

2. Miscellaneous. This Amendment, together with the Sublease, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning such subject matter, including without limitation any earlier revised Exhibit A's to the Sublease that may have been signed or initialed by the parties. The Sublease, as specifically modified by this Amendment, is hereby ratified and shall remain in full force and effect in accordance with its terms.

      WITNESS the signatures of the parties as of this ______ day of __________, 1996.

                                       AMERICAN AIRLINES, INC.


                                       By: /s/ Gary F. Kennedy
                                           -------------------------------------
                                      Its: Managing Director
                                           Corporate Real Estate

ATTEST:


/s/ Charles D. MarLett
-------------------------------
    Corporate Secretary


(Corporate Seal)

STATE OF TEXAS

COUNTY OF TARRANT

      I, a Notary Public of the County and State aforesaid, do hereby certify that Charles D. MarLett personally came before me this day and acknowledged that he is Corporate Secretary of American Airlines. Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _______________ President, sealed with its corporate seal and attested by himself as its Corporate Secretary.

      Witness my hand and official stamp or seal, this the _____ day of ____________ 19__.


                                       ------------------------------------
                                                 Notary Public

      My Commission Expires:___________

           (Seal)

                                       MIDWAY AIRLINES CORPORATION



                                       By: [ILLEGIBLE]
                                           --------------------------------

                                       Its: President

ATTEST:


J S Waller
----------------------------
    Secretary


(Corporate Seal)


STATE ILLINOIS

COUNTY OF COOK

      I, a Notary Public of the County and State aforesaid, do hereby certify that Jonathan S. Waller personally came before me this day and acknowledged that he is Corporate Secretary of Midway Airlines Corporation, a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by himself as its Corporate Secretary.

      Witness my hand and official stamp or seal, this the 6th day of February, 1996.


                                                /s/ Tina M. Gerlach
                                       ------------------------------------
                                                 Notary Public

      My Commission Expires:_____________

                   "OFFICIAL SEAL"
                   TINA M. GERLACH
           NOTARY PUBLIC, STATE OF ILLINOIS
(Seal)    My Commission Expires Feb. 4, 1997


APPROVED AND CONSENTED TO:

RALEIGH-DURHAM AIRPORT AUTHORITY


By: /s/ John S. Brantley
    ---------------------------

Name:  John S. Brantley

Title:  Airport Director

                                    EXHIBIT A
                          COMBINED INITIAL PREMISES AND
                           PHASE 2 PREMISES AND RENTAL

      21,134.64 ft. Holdrooms and Related (12 Gates, numbered 1 through 12) in the shaded areas generally depicted within the Terminal C Upper Level on page A-3 attached. American and Sublessee acknowledge that the holding and access areas for Sublessee's gates within the Demised Premises and the holding and access areas for adjacent gates operated by American are generally open to passenger traffic, and the parties agree not to preclude or impede access between such areas.

      1,856 sq. ft. Ticket Counter (16 positions) in the shaded area generally depicted within the Terminal C Upper Level on page A-2 attached.

      10,303.44 sq. ft. Operations/Offices in the shaded areas generally depicted within the Terminal C Upper Level and Terminal C Lower Level on pages A-2, A-3 and A4 attached.

      8,307 sq. ft. Baggage Makeup in the shaded areas generally depicted within the Terminal C Lower Level on page A-4 attached.

                                            1995 Annual
                                            Rental Rate Per
                                            Square Foot(1)
                                            --------------

             Ticket Counter                     {***}
                                                 ---
             Holdrooms & Related                {***}
                                                 ---
             Operations/Offices                 {***}
                                                 ---
             Baggage Makeup                     {***}
                                                 ---

----------
      (1) Rental rates will increase 2% (compounded annually) on January 1 of each year during Term, commencing January 1, 1996.

                                  EXHIBIT A-2

                               American Airlines
                      Raleigh-Durham International Airport
                                   Terminal C


                               [GRAPHIC OMITTED]


                                    Level 3
                                Midway Airlines
                                Sub-Lease Areas

                                  EXHIBIT A-3


                               American Airlines
                      Raleigh-Durham International Airport
                                   Terminal C


                               [GRAPHIC OMITTED]


                                    Level 2
                                Midway Airlines
                                Sub-Lease Areas

                                  EXHIBIT A-4

                               American Airlines
                      Raleigh-Durham International Airport
                                   Terminal C


                               [GRAPHIC OMITTED]


                                    Level 1
                                Midway Airlines
                                Sub-Lease Areas

                        [Letterhead of Midway Airlines]


March 12, 1997

Mr. John Brantley
Raleigh Durham Airport Authority
P.O. Box 80001
RDU Airport, North Carolina 27623

      Re:   Second Amendment to Agreement of Sublease

Dear Mr. Brantley:

      I apologize for our failure to submit the "Second Amendment" to you for consent by the Airport Authority at the time of its execution on April 25, 1996. I have attached a copy of that amendment to this letter and hereby request the Airport Authority's consent to such Second Amendment. As you review the attached Amendment to AA Agreements, you will see that the amendment was not only an amendment of the Sublease but also of four other agreements which exist between American Airlines and Midway Airlines Corporation. Thus, we overlooked the Airport Authority's consent to one of the agreements referenced therein (i.e., the Agreement of Sublease).

      Again, I apologize for this oversight. Please contact me should you have any questions.

                                       Very truly yours,

                                       MIDWAY AIRLINES CORPORATION



                                       /s/ Jonathan S. Waller

                                       Jonathan S. Waller
                                       Senior Vice President and General Counsel

JSW/tmg
Enclosures
cc: Chris Collison (w/o end.)

CONSENT
Amendment to AA Agreement
identified as item (i) in the attached
Amendment to AA Agreements dated as of April 25, 1996


By: /s/ James B. Hyler, Jr.
    ---------------------------
Name: James B. Hyler, Jr.
Title: Chairman

                           AMENDMENT TO AA AGREEMENTS


      This Amendment to AA Agreements (the "Amendment"), dated as of April 25, 1996, by and between American Airlines, Inc. ("American"), Airline Management Services, Inc., The SABRE Group, Inc. and Midway Airlines Corporation ("Midway"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Deferral Agreement referred to below.

      WHEREAS, the parties have entered into the following agreements (as such agreements may be amended from time to time, the AA Agreements ):

      (i) Agreement of Sublease between American and Midway, dated as of January 18, 1995;

      (ii) AAdvantage Participating Carrier Agreement between American and Midway, dated as of January 18, 1995;

      (iii) Aircraft Maintenance Agreement between American and Midway, dated as of November 1, 1993;

      (iv) SABRE Multihost Agreement executed by SABRE Decision Technologies, a division of The SABRE Group, Inc., on March 20,1995 and executed by Midway on February 24, 1995; and

      (v) Services and Licenses Agreement between Airline Management Services, Inc. and Midway dated December 7, 1995;

      WHEREAS, Midway and American have entered into the {***} dated the date hereof;

      WHEREAS, pursuant to the {***}, dated as of the date hereof, and is entering into a {***}, dated as of the date hereof, with American; and

      WHEREAS, pursuant to the {***} Midway and American are to enter into certain amendments to the M Agreements.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Midway and American hereby amend the AA Agreements as follows:

1.          Amendments to AA Agreements

      1.1 Definitions. The definitions of "American," "Midway," "Affiliates," {***} set forth or referred to above are hereby added to each AA Agreement.

      1.2 Cross Defaults Effective as of the date hereof, each of the American Agreements is amended by adding the following provision:

                  "Notwithstanding anything to the contrary herein, if, and so long as, an Event of Default (as defined therein, respectively) exists under the {***} shall not have been paid in full, then American, or its Affiliates, as applicable, may immediately terminate this Agreement without prior written notice to Midway: provided, that upon such termination, all monies owed to American, or its Affiliates, as applicable, hereunder through the date of termination shall be immediately due and payable to American, or its Affiliates, as applicable, by Midway; and further provided the defaults described in
                  Schedule 3.a to the {***} shall not be deemed an event of default, Event of Default, default or Default (howsoever defined) or breach of this agreement so long as (i) no Event of Default exists under the {***} and (ii) the parties referenced in Schedule 3.a take no material adverse action against Midway."

      1.3. Change of Control. Effective as of the date hereof, each of the American Agreements, except for the AAdvantage Participating Carrier Agreement dated as of January 18,1995, is amended by adding the following provision:

                  {***}

2.    Miscellaneous

      2.1 Except as set forth herein, all terms and provisions contained in the AA Agreements shall remain in full force and effect. Nothing contained in this Amendment shall be deemed a waiver by American or its Affiliates of any amounts due and owing under the AA Agreements or of any rights of American or its Affiliates, as applicable, existing on the date hereof under the AA Agreements.

      2.2 This Amendment is being delivered in the State of Texas and shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, including all matters of construction, validity and performance.

      2.3 This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused Amendment to be duly executed and delivered as of the date and year first above written.


MIDWAY AIRLINES CORPORATION            AMERICAN AIRLINES, INC.


By:  /s/ John Selvaggio                By: [ILLEGIBLE]
     -------------------------             --------------------------------

Name: John Selvaggio                   Name:
                                            -------------------------------
Title: President                       Title:
                                             ------------------------------



                                       AIRLINE MANAGEMENT SERVICES, INC.



                                       By: /s/ [ILLEGIBLE]
                                           --------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------


                                       THE SABRE GROUP, INC.



                                       By:
                                           --------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------
            same instrument

      IN WITNESS WHEREOF, the parties have caused Amendment to be duly executed and delivered as of the date and year first above written.


MIDWAY AIRLINES CORPORATION            AMERICAN AIRLINES, INC.



By:                                    By:
     -------------------------             --------------------------------

Name:                                  Name:
     -------------------------              -------------------------------
Title:                                 Title:
     -------------------------               ------------------------------


                                       AIRLINE MANAGEMENT SERVICES, INC.


                                       By:
                                           --------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------



                                       THE SABRE GROUP, INC.


                                       By: /s/ [ILLEGIBLE]
                                           --------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------

                                    EXHIBIT D

                    THIRD AMENDMENT TO AGREEMENT OF SUBLEASE

      This Third Amendment to Agreement of Sublease (the "Third Amendment"), dated as of February 10, 1997, by and between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Sublessee").

      WHEREAS, American and Sublessee have entered into an Agreement of Sublease (the "Sublease") dated as of the 18th day of January, 1995, amended pursuant to a First Amendment of Agreement of Sublease dated on or about February 6, 1996 (the "First Amendment") and Amendment to AA Agreements dated April 25, 1996 (the "Second Amendment) (for ease in drafting the Sublease, First Amendment and Second Amendment are collectively referred to herein as the Sublease), pursuant to which American has subleased a portion of the Base Lease Premises and the Improvements located thereon; and

      WHEREAS, concurrently herewith, American and Sublessee are entering into a certain Letter Agreement providing the terms and conditions under which American has agreed to participate in a financial restructuring of Sublessee; and

      WHEREAS, in connection with such restructuring, Sublessee has requested and American has agreed to make certain amendments to the Sublease, subject to the terms and conditions set forth in this Third Amendment.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Sublessee hereby agree to amend the Sublease as follows:

1. Section 1.D. shall be amended by changing the reference to "August 31, 1997" in the last sentence of the first paragraph to read "August 31, 1999".

2. Section 1.D. shall further be amended by adding the following to the end thereof:

      "From the effective date of this Third Amendment until May 1, 1997, Sublessee shall have the option to sublease from American a portion of the additional space in the Base Lease Premises (including the Improvements located therein), other than ticket counters and gates, identified by American to be surplus, unused space (the "Surplus Space"). American shall identify such Surplus Space to Sublessee by written notice on or before March 15, 1997. The Rental Rate for any Surplus Space subleased by Sublessee pursuant to this paragraph shall be $5.00 per square foot per annum, subject to the yearly increases of 2%

      (compounded annually) on January 1 of each year during the Term, Sublessee may exercise the option for Surplus Space by delivering to American, at any time prior to the termination date of this option, an unconditional written notice of exercise ("Notice") in substantially the form of Exhibit C attached to the Sublease. Any sublease of Surplus Space shall be subject to the terms and conditions set forth in the Sublease, unless terminated by either party upon six (6) months prior written notice to the other party. If Sublessee should sublease Surplus Space under this paragraph, Sublessee and American will execute an amendment to the Sublease effective as of the Additional Premises Commencement Date specified in the Notice which will amend and restate Exhibit A to the Sublease. If there shall have occurred and be continuing on the date of the Notice or on the Additional Premises Commencement Date an Event of Default by Sublessee under the Sublease, American may, at is option, refuse to sublease to Sublessee any Surplus Space until and unless the breach giving rise to such Event of Default has been cured in accordance with the Sublease.

3. Section 5.A.(i) shall be amended by adding the following to the end thereof:

      "Commencing with the rental payment due on March 1,1997, the rent for the Demised Premises payable or common use charges, at American's sole discretion, hereunder shall be reduced by {***} per month (the
      "Rental Discount") for the remainder of the term of this Sublease: provided, however, the Rental Discount shall immediately end if (i) Sublessee terminates its participation in American's frequent flier mileage program (currently, the "AAdvantage Program"), (ii) American terminates the AAdvantage Participating Carrier Agreement (the "AAdvantage Agreement") dated January 18, 1995, as amended, between American and Sublessee pursuant to Section 11(a)(ii) or Section 11(e) thereof, or (iii) Sublessee fails to renew its participation in the AAdvantage Program upon the expiration of the AAdvantage Agreement after American has offered, in writing, the renewal of Sublessee's participation in the AAdvantage Program on substantially the same terms as those included in the AAdvantage Agreement, subject to an increase in the rates payable by Sublessee under Section 8(a)(ii) thereof not to exceed the percentage change between (a) the average of American's (including AMR Eagle) passenger revenue per ASM (RASM) and operating cost per ASM (CASM) for the year 1996 and (b) the average of American's (including AMR Eagle) RASM and CASM for the 12 months immediately preceding the expiration of the AAdvantage Agreement (or the most recent 12 months for which data is available). Nothing herein shall, however, be construed to impose any obligation on American to renew Sublessee's current AAdvantage Agreement upon substantially the same terms or otherwise, or to offer a renewal rate for Sublessee's AAdvantage Agreement as described above.

      Should Midway exercise its Option to sublease the Option Premises as described in Section 1.D. above, the rent for such Option Premises shall be {***} of the rates established pursuant to this
      Section 5.A.

4. Section 6 shall be amended by deleting everything after the end of the first sentence thereof.

5.    Section 38 shall be amended in its entirety to read as follows:

      "On or before the fifteenth day following each calendar quarter during the Term of the Sublease (i.e., January 15, April 15, July 15 or October 15, as applicable) and on the first such date following the expiration or earlier termination hereof, American shall provide Sublessee with a report showing the amount spent by American pursuant to Section 5.A.(ii)(b) of this Sublease or received by American pursuant to Article 15 of the Base Lease, in each case shown on a monthly basis during the most recently concluded calendar quarter, or portion thereof (along with such supporting documents as Sublessee shall reasonably request from time to time hereunder) and also showing American's calculations on a monthly basis, of the amounts payable by or owing to Sublessee pursuant to Section 5.A.(ii)(b) and Section 5.D. of this Sublease. If such report shows that an adjustment to any amount paid by or owed to Sublessee is proper then the party shown to be owing amounts (as a reimbursement or otherwise) to the other party shall promptly make such payment to the other within five
      (5) business days following receipt of written notice of such adjustment. American shall give Sublessee and its agents access during normal business hours to documents and/or personnel as may be reasonably necessary for Sublessee to review the report submitted by American to Sublessee pursuant to this Section 38. The terms of this Section 38 shall survive the termination of the Sublease for a period of six (6) months.

6. This Third Amendment, together with the Sublease, First Amendment and Second Amendment, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning such subject matter. All defined terms used herein without definition shall have the meanings set forth in the Sublease. As modified hereby, the Sublease is ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed and delivered as of the date and year first above written.

MIDWAY AIRLINES CORPORATION         AMERICAN AIRLINES, INC.



By: J S Waller                     By: /s/ Andrew A. Cuomo
    -------------------------          -------------------------------------
      Jonathan S. Waller               Andrew A. Cuomo
                                       Managing Director
Its: Senior vice President             Airline Management Services, Inc.


Agreed to by Landlord this 20th day of March, 1997.

RALEIGH-DURHAM AIRPORT AUTHORITY


By: James B. Hyler, Jr.
    -----------------------------

Its: Chairman

                       AWAITING FULLY EXECUTED

                       ORIGINAL VERSION OF FOURTH

                       AMENDMENT TO AGREEMENT OF SUBLEASE

                    FOURTH AMENDMENT OF AGREEMENT OF SUBLEASE

      This Fourth Amendment of Agreement of Sublease ("Fourth Agreement"), dated as of the date set forth below, is entered into by and between American Airlines, Inc., a Delaware corporation ("American") and Midway Airlines Corporation, a Delaware corporation (the "Sublessee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sublease referred to below.

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Raleigh-Durham Airport Facilities Lease and Use Agreement dated as of November 1, 1985, between the Raleigh-Durham Airport Authority, a municipal corporation of the State of North Carolina ("Landlord") and American (together with all amendments, the "Base Lease"), American leases from Landlord certain premises (the "Base Lease Premises") at Raleigh-Durham Airport: and

      WHEREAS, American also leases from Landlord the improvements located on the real property described in the Base Lease, which improvements are commonly referred to as Terminal C (the "Improvements"); and

      WHEREAS, American has subleased to Sublessee a portion of each of the Base Lease Premises and the Improvements pursuant to that certain Agreement of Sublease dated January 18, 1995 (the "Sublease"), amended pursuant to a First Amendment of Agreement of Sublease dated on or about February 6, 1996 (the "First Amendment") and amendment to American Airlines' agreements dated April 25, 1996 (the "Second Amendment") and a Third Amendment to Agreement of Sublease dated February 10,1997 (the "Third Amendment"); and

      WHEREAS, Section 2 of the Third Amendment to Agreement of Sublease provides Sublessee the option to sublease certain Surplus Space at a rental rate of $5.00 per square foot per annum, subject to the yearly increases of 2% (compounded annually) on January 1 of each year during the term; and

      WHEREAS, Sublessee has exercised such option; and

      WHEREAS, Exhibit 4-1 attached hereto so describes the Surplus Space added to the premises.

      NOW, THEREFORE, in consideration to the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Sublessee hereby agree as follows:

  1. Leasing of Surplus Space. Effective May 1, 1997, American hereby subleases to Sublessee and Sublessee hereby subleases from American as part of the Demised Premises the office spaces identified as A8, A11, C8 and C11 (the "Surplus Space") in Exhibit 4-1 hereto. The square footage of such Surplus Space is set forth in Exhibit 4-1. Rental for such Surplus Space will begin to accrue on May 1, 1997 with respect to office space C-11, on June 1, 1997 with respect to office spaces A8 and A11, and on August 1, 1997 with respect to office space C8. The Rental rate for such

      Surplus Space shall be $5.00 per square foot per annum, subject to yearly increases of 2% (compounded annually) on January 1 of each year during the term.

  2. Term. The subleasing of Surplus Space hereunder may be terminated any time by either party upon not less than six (6) months prior notice to the other party.

  3. Miscellaneous. This Fourth Amendment, together with the Sublease, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning such subject matter. The Sublease, as specifically modified by this Amendment, is hereby ratified and shall remain in full force and effect in accordance with its terms.

      WITNESS the signatures of the parties as of this _____ day of ____________, 1997.



                                       By:
                                            -------------------------------
                                            Gary F. Kennedy
                                            Managing Director
                                       Its: Corporate Real Estate

ATTEST:


------------------------------
Charles D. MarLett
Corporate Secretary


(Corporate Seal)


STATE OF TEXAS

COUNTY OF TARRANT

      I, a Notary Public of the County and State aforesaid, do hereby certify that Charles D. MarLett personally came before me this day and acknowledged that he is Corporate Secretary of American Airlines, Inc., a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _____________ President, sealed with its corporate seal and attested by himself as its Corporate Secretary.

      Witness my hand and official stamp or seal, this the ______ day of __________, 1997.



                                       ------------------------------
                                       Notary Public


     My Commission Expires:
                           ------------
     (Seal)

                                       MIDWAY AIRLINES CORPORATION


                                       By: /s/ J S Waller
                                           -----------------------------

                                       Its: Senior Vice President
                                            General Counsel

ATTEST:

/s/ Tina M. Gerlach
---------------------------
Asst. Secretary


(Corporate Seal)                       JONATHAN S. WALLER
                                       SENIOR VICE PRESIDENT
                                       GENERAL COUNSEL


STATE OF NORTH CAROLINA

COUNTY OF

      I, a Notary Public of theCounty and State aforesaid, do hereby certify that Tina Gerlach personally came before me this day and acknowledged that (she) is Assistant Corporate Secretary of Midway Airlines Corporation, a Delaware corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Senior Vice President, sealed with its corporate seal and attested by her as its Assistant Corporate Secretary.

      Witness my hand and official stamp or seal, this the 29th day of July, 1997.


                                       /s/ Deborah Ruben
                                       ------------------------------
                                       Notary Public


     My Commission Expires: 10/22/99

     (Seal)


APPROVED and CONSENTED TO:

RALEIGH-DURHAM AIRPORT AUTHORITY

By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------

                                   EXHIBIT 4-1

                                     1 OF 1


                                American Airlines
                      Raleigh-Durham International airport

                                [GRAPHIC OMITTED]


                                     Level 1
                                 Midway Airlines
                               e 2/Sub-Lease Areas

                        [Letterhead of American Airlines]


                                          March 2, 1995


VIA FEDERAL EXPRESS

Jonathan S. Waller, Esq.
Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago. IL 60606

            Re:   RDU Sublease - Midway

Dear Jon:

      I have enclosed one copy of the signed Airport Authority's consent that I received today. Please call if you have any questions.

                                       Sincerely,



                                       /s/ Tobin K. Clark

                                       Tobin K. Clark

/jr

Enclosure

                        AGREEMENT AND CONSENT TO SUBLEASE
                       AMERICAN AIRLINES/MIDWAY AIRLINES
                       TERMINAL C RALEIGH-DURHAM AIRPORT

      THIS AGREEMENT AND CONSENT ("Agreement"), dated the 28th day of February, 1995, by and between AMERICAN AIRLINES, INC., a Delaware corporation ("Sublessor"); MIDWAY AIRLINES CORPORATION, a Delaware corporation ("Sublessee"); and RALEIGH-DURHAM AIRPORT AUTHORITY (the "Authority"):

                                   WITNESSETH

      WHEREAS, the Authority entered into a Facilities Lease and Use Agreement effective June 15, 1987, including subsequent amendments thereto, (which items are collectively referred to hereinafter as the "Lease") with Sublessor for the occupancy and use of space at Raleigh-Durham International Airport ("RDU"), including the occupancy and use of the facilities identified as "Terminal C", as more particularly described therein;

      WHEREAS, Sublessor has entered into a Sublease Agreement, a copy of which is attached hereto, dated January 18, 1995 (the "Sublease") with the Sublessee to sublease to Sublessee a portion of its leasehold interest in Terminal C and its related leasehold facilities as more particularly described in the Sublease;

      WHEREAS, the Sublessor and Sublessee have requested the Authority's consent to the Sublease, which consent is required by the terms of the Lease and the amendments thereto, without in any way reducing, increasing, expanding, releasing, discharging, or modifying Sublessor's rights, duties and obligations to the Authority, or the Authority's rights, duties and obligations to Sublessor under the terms of the Lease or under the terms of any and all other existing agreements between Sublessor and the Authority;

      WHEREAS, the Authority has agreed to consent to the Sublease conditioned upon the agreements and undertakings set forth hereinbelow.

      NOW, THEREFORE, in consideration of these premises, the mutual promises, agreements, covenants, conditions, and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    SUBLESSOR'S AGREEMENT.

Sublessor hereby agrees and acknowledges that it is and remains fully liable to the Authority for all of its duties and obligations as Lessee under the Lease, whether prior or subsequent to the execution of the Sublease and this Agreement, and that the execution of the Sublease and of this Agreement will not reduce, increase, expand, release, discharge, or otherwise modify Sublessor's rights or its duties and obligations to the Authority under the Lease or under any other agreement now existing between Sublessor and the Authority.

2.    SUBLESSEE'S AGREEMENT.

A. Except as expressly provided in this Agreement, Sublessee hereby agrees and acknowledges that it shall be bound and limited by the terms of the Lease as if Sublessee were the Lessee thereunder (without Sublessee's assumption of any of Lessee's obligations thereunder) and that neither this Agreement nor the Sublease shall be construed to reduce, release, discharge, amend or otherwise modify the Lease as it applies to Sublessor and to Sublessee; and

B. Sublessee expressly acknowledges and agrees that, to the extent of its actions and activities and the actions and activities of its agents, employees, contractors, and invitees, the indemnification provisions of Article 23 of the Lease shall be applicable to it as fully as if the Lease were entered into between the Authority and Sublessee.

3.    THE AUTHORITY'S AGREEMENT.

The Authority hereby consents to the Sublease between Sublessor and Sublessee conditioned upon the agreements and acknowledgements set forth herein. This consent by the Authority satisfies the requirement for consent as set forth in Paragraph 30.1 of the Lease.

4.    THE LEASE.

A. The Authority and Sublessor covenant and agree that the Lease, as amended, remains in full force and effect as of the date of this Agreement and all of the rights, duties and obligations of the Authority and the Sublessor thereunder shall survive the execution of this Agreement; and

B. Sublessee, Sublessor, and the Authority expressly agree and acknowledge that the inclusion of the "Phase 2 Premises" and the Additional Premises" in the Sublease and any other restriction therein on further subleasing by Sublessor to other air carriers does not amend the agreement between the Authority and Sublessor to make available excess, unused gate capacity in Terminal C at RDU for the use of additional air carriers as set forth in section 24.2 of the Lease; provided, however, that any agreement between Sublessor and any such additional air carriers shall be subject to the right of Sublessor, and any assignee or sublessee (including Sublessee) of Sublessor which has the right to occupy and use such gates in Terminal C, to recover the possession and use of all or a portion of such gates, previously deemed to be excess, unused gates, upon such terms and conditions as may be agreed to between Sublessor and such additional air carriers.

5.    OPERATING LETTER OF AGREEMENT.

Within 10 days of the execution of this Agreement, the Authority and Sublessee will enter into an Operating Letter of Agreement regarding such matters as Landing Fee charges, security for payment, scheduling, and insurance requirements. Sublessee's failure to timely execute and return the Operating Letter of Agreement to the Authority will terminate this Agreement. Notwithstanding the Authority's consent to the Sublease, Sublessee's failure to operate in compliance with the Operating Letter of Agreement, this Agreement, the Lease, and any and all other applicable agreements that it may hereafter enter into with the Authority, may result in the termination of Sublessee's right to operate as an air carrier at RDU.

6.    CONSTRUCTION OF AGREEMENT.

This Agreement shall inure to the benefit of the parties hereto and their successors and assigns, and shall be construed and enforced exclusively under the laws and in the courts of the State of North Carolina.

      WHEREFORE, the parties have executed this Agreement and Consent under seal to be effective only upon the duly authorized execution hereof by each of the parties hereto.


AMERICAN AIRLINES, INC.                MIDWAY AIRLINES CORPORATION



By: /s/ [ILLEGIBLE]                    By: /s/ J S Waller
    ----------------------                 --------------------------------
    Its:                                   Its: Vice President


ATTEST: /s/ [ILLEGIBLE]                ATTEST: /s/ [ILLEGIBLE]
        ------------------                     ----------------------------
        [Corporate Seal]                       [Corporate Seal]


RALEIGH-DURHAM AIRPORT AUTHORITY


By: /s/ [ILLEGIBLE]                    ATTEST: /s/ Margaret C. Riddle
    ----------------------                     ----------------------------
       Its Chairman                            [Corporate Seal]



                                      - 3 -